                                                                    Exhibit 10.2

                                                                        REDACTED


[Note: Certain confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission. The omitted confidential information is marked throught the document with a "*"]


                                 NEENAH FOUNDRY

                                     T-78155

                                  ATTACHMENT A

                               SPECIAL PROVISIONS


1)       CONTRACT TERM
         The initial term of this Agreement shall begin effective April 1, 1995 and end March 31, 1998. The parties agree to meet to negotiate new Agreement not less than 90 days prior to contract expiration and further agree to complete said negotiations not less than 60 days from the date said negotiation began, except that the date may be extended or otherwise changed upon mutual agreement in writing signed by both parties.

2)       VOLUME/CAPACITY COMMITMENT
         Buyer agrees to purchase at least of its requirements for the Products listed on Attachment 1A, 1 B. 1 C* and 1 D; subject to ISIR approval by Buyer and subject to Products demonstrating acceptable machineability during pre-production qualification testing at Buyers plant or at a designated outside machining source.

                                                                        REDACTED

         Seller agrees to provide Buyer the necessary capacity to meet 100% of Buyers U. S. and Canadian schedules, unless Buyer's product requirements exceed Sellers total equipment capacity.


3)       SCRAP SURCHARGE
         a) The prices set forth on Attachments 1A through 1D at the time this Agreement is signed shall be known as Base Prices. The Base Price for each Product shall be adjusted up Of down for the cost associated with changes in specifications and for the adjustments made pursuant to Paragraph 4, and each price, as adjusted, shall be the new Base Price for the Product in question. Base Prices shall not be affected by any scrap adjustments made pursuant to this Paragraph 3.

         b) The effective price for a Product shall be determined by application of a steel scrap adjustment to the then current Base Price according to the formula provided below. Steel scrap adjustment shall be calculated on a semi-annual basis and shall be effective beginning April 1, 1995 and upon each October 1 and April 1 thereafter.

         c) The base cost of scrap included in the base pricing is $150.00/gross ton. The formula set forth below shall be used to calculate the amount of the steel scrap adjustment when average price (HAP-) exceeds $150.00 per gross ton, downward when price drops below S135.00 per gross ton per the formula shown below.

                                                                        REDACTED

         d) The AP of scrap for six months immediately prior to the April 1 or October 1 steel scrap adjustment date shall be determined by averaging the midpoint of the range shown for the prices for the preceding six months as shown in the Chicago District Iron Ace for low phosphate steel plate 2' and under.

         e) The amount of the scrap adjustment equals ({AP-BP}/2240) x A where BP equals the scrap base of $150.000/gross ton, A equals the weight in pounds per part number as shown on the Attachments.

         f) The amount of the scrap adjustment for each period shall be added to the Base Price to determine the operative price for the period. If the AP of steel scrap is between $135.00/ton and $150.00/ton, We Base Price shall be used as the operative price for the applicable period.

         g) The AP effective on April 1, 1995 and reflected in the initial purchase order prices shall be */'gross ton.

4)       PRICING
         Seller agrees chat base prices for Products identified on Attachments 1A - 1D shall be in accordance with the attached schedule.

5)       MACHINE SCRAP

                                                                        REDACTED

         Seller agrees that if Buyer returns Products as defective or non-conforming, Seller shall reimburse Buyer Me When effective price of the Product as shown on the Attachments. Additionally, in the event Buyer has begun machining of Products prior to their identification as unacceptable, Seller agrees to reimburse Buyer on a part number basis its cost not to exceed the value indicated in Attachment II, of said machining as outlined below (hereinafter, the Machine Chargeback Policy).

         a) In the event Buyer identifies Products as unacceptable, Buyer agrees to promptly notify Seller as below:

                  i. Buyer will promptly contact Seller by telephone or fax, identifying any defective material problem prior to any action by Buyer.

                  ii. Buyer will provide Seller with the opportunity to promptly replace or repair defective material. Seller agrees that replacement of defective material must be done so as not to interrupt Buyer's production schedule.

                  iii. Buyer may in certain instances considered critical by Buyer and after notification to Seller proceed with the machining of defective material in order to salvage satisfactory parts. Buyer agrees to pursue all practical alternatives in an attempt to minimize cost for such work. Seller agrees to absorb machine scrap costs resulting from defective Products at the rate indicated in Attachment 11.

                                                                        REDACTED

                  iv. In the event sorting or salvage of Products must be done by the Buyer to accommodate customer needs, a rate of */hour will be charged to Seller for actual hours required for this task. Seller has the right to sort in Buyers plant if time permits.

                  v. If Products are not salvageable and replacement is the only resource, all costs as listed in paragraph 5 are applicable.

                  vi. Seller field quality personnel will make pant visits in a timely manner to review rejected Products and make dispositions. Buyer will provide assistance to Sellers representative without cost to Seller.

6)       DELIVERY
         Seller will be financially responsible for all costs which result from the Sellers failure to deliver Products within the following parameters:

                  All Products ordered on Buyers Vendor Release & Shipping Schedule supplied from Seller's plants two (2) and three (3) will be guaranteed shipped within twenty (20) working days from receipt of the schedule. Working days are defined as Mondays through Fridays exclusive of national holidays. Seller agrees to attempt to make schedule changes upon shorter notice from Buyer; however, Buyer recognizes that Sellers production scheduling system limits aggregate volume changes to +/ 10% for change requests for shipment within twenty (20) working

                                                                        REDACTED


                  days from the change request. Buyer also agrees h use its release to schedule material according to the normal parameters of that schedule and afford Seller of as much advance notice of schedule changes as possible within the above.

         Sellers responsibility for costs attributable to late delivery are limited to the sum of the elements listed below
         a. Premium freight cost both to Buyer and to the end customer.

         b. Overtime premium costs at Buyer or its subcontractors.

         c. Incremental setup costs at Buyer or its subcontractors.

         d. Other delivery related costs which are mutually agreeable to Buyer and Seller.

         Buyer recognizes that circumstances arise where failure to perform within specified time frames is not entirely under Sellers control (i.e., timely feedback from Buyer on quality problems, blue print interpretation differences, machine tool setup changes, or events of force majeure). Under such circumstances, Buyer and Seller will mutually agree to responsibilities and incidental delivery costs.

7)       THIRD PARTY AUTHORIZATION
         Products on the Purchase Order and Products which may be added to the Purchase Order during the term of this Agreement, may be purchased by a Buyer location other than that shown on Buyer's purchase order during the term of this Agreement. Furthermore, Buyer may direct shipments of their product to a third park location. These Products will be

                                                                        REDACTED


         supplied to the designated location at the same price as at the original location. Shipping terms shall be FOB Sellers plant. In the event Buyers non-North American locations desire to purchase Products from Seller, the price of said Products will be the same as the price for Products hereunder. Any such purchase will be made under a separately negotiated Agreement but under terms and conditions in commensurate with those of this Order.

8)       TECHNOLOGY CHANGE
         If, at any time during the term of this Agreement, a major technological change should occur which would, in Buyers sole judgment, make like Products purchased from another supplier more attractive or necessary to Buyer, then Buyer may terminate separate Products of the Agreement by giving written notice to Seller, which will become effective twelve (12) months (or such shorter time as may be mutually agreed upon by the parties) after receipt of said notice by Seller. During said notice period Seller shall have the opportunity to acquire such technology and produce and substitute Products derived therefrom at competitive prices, or, subject to Buyers consent, supply the Products shown on the Purchase Order at prices competitive to those derived by the new technology and at a quality similar to those derived from such new technology. Seller shall have the right to renegotiate pricing with Buyer if major technology changes results in purchase by Buyer being less than 50% of the previous annual tonnage.

                                                                        REDACTED

9)       PLANT CLOSING
         In the event Seller contemplates the closing of a plant or plants that affects Seller's performance hereunder, Seller shall immediately notify Buyer of such __________________. Seller further agrees to provide manufacturing, engineering, and technical assistance to Buyer to provide a smooth transition and to aid the new supply source selected by Buyer.

10)      TOOLING
         Seller will provide day to day maintenance of tooling due to normal use Once tooling has been determined to be worn out from normal production use, Buyer agrees to pay replacement costs to a level not to exceed a total of * per agreement year. Seller is responsible to initiate a request to replace tooling with appropriate justification. Tool modification resulting from Buyer's engineering changes will be at the cost and expense of Buyer.

11)      RETURNABLE CONTAINER PROGRAM
         Seller agrees to assist Buyer in the event a "returnable container" program is established. In the event a returnable container program is initiated Seller agrees to reduce it's prices for the Products on the Purchase Order by an amount equal to the costs charged to Buyer

                                                                        REDACTED

         for packaging which includes but may not be limited to costs for pallets, dividers, separators, binding, wrapping, preservatives and labor.

12)      VALUE ENGINEERING
         Seller agrees to provide technical assistance and implement value engineering programs which include weigh/cost reductions. Seller agrees that Buyer will share equally all cost savings associated with any value engineering effort upon implementation of same.

13)      QUALITY RATING
         Buyer shall have the right to terminate this Agreement for cause in the event that Seller fails to maintain the below listed Buyer Quality
         Ratings:
                       Location                                Ratings
                       --------                                -------
                  Sellers Plant #2, #3                        Rating #2

14)      ACCOUNTS PAYABLE
         Seller agrees that Buyers scheduled payments are net 5th proxl2nd 5th prox. (Shipments made during the first month through the tenth of the current month will be paid by the fifth of the following month. Shipments made during the 11th through the 31st of the current month will be paid by the fifth of the second following month).

                                                                        REDACTED


15)      COMPARATIVE PRICING GUARANTEE
         Seller agrees that Buyer may add additional Products to this contract. Seller agrees that for Products added to the Attachments, Buyer shall receive prices in accordance with Paragraph 4 based on reasonable comparative pricing with like part numbers from the same product family processed from similar molding equipment.

16)      CATASTROPHIC MATERIAL COST INCREASES
         In the event Seller should experience catastrophic increases in the cost of materials used in the production of the Products in this order which drastically affect profit margins, Buyer will assist in seeking alternatives to the increase. Seller agrees to aggressively pursue practical alternatives to offset the price increase and to submit written documentation supporting any price increase request a minimum of sixty (60) days prior to the requested effective date. Justification for the increase includes evidence of ail efforts to avoid the material increase. If no agreement is reached on price within the sixty (60) day notification period, either party may terminate this Agreement upon thirty (30) days written notice given on or after the requested effective date of price increase.

17)      VACATION SHUTDOWN

                                                                        REDACTED


         In the event Seller contemplates the closing of a plant for vacation shutdown, Seller shall immediately notify Buyer of such contemplated action. Seller further agrees to provide delivery of Products, as identified in the Products, so as not to interrupt Buyers schedule.

18)      DELEGATION AND ASSIGNMENT
         Seller shall not delegate any of its duties of this Agreement without Buyer s written approval and Seller shall not assign any of its rights hereunder without prior notice to Buyer.

19)      ALTERATIONS
         a) Paragraphs 3,'Warranty"; 15, ~Termination; 9, "Information"; and paragraph 17 Recall Campaigns on the reverse of Buyers Purchase Order are hereby deleted in their entirety and the following is substituted in lieu thereof.
                           "3 Warranty: Seller warrants that Products ordered to specifications will conform thereto and to any drawings, samples or deviations furnished or adopted by Buyer. All Products furnished hereunder will be merchantable, of good material and workmanship, and free from defects. Such warranties shall survive inspections test, acceptance of and payment for the Products and shall run to Buyer its successors, assigns, and customers. The warranty period shall be for five (5) years or 500,000 miles of use, beginning with the first use of the vehicle by its first legal and lawful owner. Seller's obligation to reimburse Buyer for warranty costs is limited to $300.00 per individual failure and an aggregate of $250,000 per contract year. To the extent Products supplied hereunder are of Buyers design and specifications, the implied warranty of fitness for a particular purpose is excluded for Products shipped under this Agreement".

                           "15 Termination: Buyer shall have the right to terminate this Agreement or any part thereof at any time upon ninety (90) days written notice for cause if Seller chronically fails to make shipments in accordance with the obligations described in Paragraph 6 otherwise fails to observe or comply with any of the other instructions, terms, conditions, or warranties applicable to this Agreement or fails to make progress so as to endanger performance of this Agreement, or fails to maintain adequate capacity to handle Buyer's requirements, or fails to maintain machineability in accordance with drawing specifications, or fails to maintain quality ratings as specified in Paragraph 14. Buyer may, in addition to any other right or remedy provided by this Agreement or by law, terminate all or any part of this Agreement for cause by telegraphic or other written notice to Seller without any liability by Buyer to Seller on account thereof. In the event of

                                                                        REDACTED


                           termination for cause, Buyer may produce or purchase or otherwise acquire Products elsewhere on such terms or in such manner as Buyer may deem appropriate and Seller shall be liable to Buyer for any excess cost or other expenses incurred by Buyer.

                           "9 Information: (a) Drawings, data, designs, inventions, computer software and other technical information supplied by Buyer, or generated, by Seller, in the performance of this Agreement, shall be and remain Buyers and shall be held in confidence by Seller. Such information shall be not reproduced, used or disclosed to others by Seller without Buyers prior written consent, and shall be returned to Buyer upon completion by Seller of its obligations under this Agreement or upon demand. (b) In the event that Seller discloses any trade secret information originated by, or within the knowledge of Seller on or before the effective date of the Agreement, to Buyer, in connection with the performance of this Agreement which is neither generally available to others, previously known to Buyer, nor independency developed by Buyer, Buyer shall hold such information in confidence; provided, however, that nothing in this Agreement shall require Buyer to exercise any greater degree of care for the protection of such information than Buyer normally exercises for its own information of like character. Buyer's obligation of confidentiality shall be limited to information disclosed in writing which is marked or stamped "confidential" or "proprietary".

                           "17 Recall Campaigns: Seller shall indemnify and hold Buyer harmless against all damages and expenses incurred by Buyer as a result of Buyer being required by law (a) to recall from Buyer's customers or others any Products furnished hereunder or an end product employing any such Products as a part or component thereof and (b) to repair, replace or refund the purchase price of such Products or end product, provided that such recall and such repair, replacement or refund is based upon a defect of manufacture in the Products furnished by Seller or the failure of such Products to conform to any specification or standard to which it is ordered which creates the reasonable possibility of injury to persons or property.

                                    Buyer shall notify Seller promptly of the
                           possibility that Buyer may be required to take an action described in this paragraph. Seller acknowledges that Buyer has the right to make the final decision about such action independent of Seller.

                                    In the event that Products supplied by
                           Seller shall not be the sole cause for such a recall, repair, replacement, or refund, the costs, damages

                                                                        REDACTED


                           and expenses shall be apportioned according to the proportion of cause in such manner as is reasonable and equitable under the circumstances.

                                    Buyer shall not be required to consult with,
                           or seek Seller's concurrence in, the reporting by Buyer to any administrative or regulatory body, of any information which Buyer obtains indicating chat the Products furnished by Seller either fail to conform to any standard required by law, or constitute or create of Themselves or within the end product of which they are a part or component, a situation requiring recall or notice as defined by the applicable law. Buyer shall promptly furnish to Seller a copy of any information reported to any administrator or regulatory body under this paragraph with respect to Products furnished by Seller.

                                    Seller shall prepare, maintain and file with
                           the appropriate authority such records and reports as pertain to the manufacture, sale, use and characteristics of the Products furnished to Buyer hereunder as may be required by any federal, state, or local law or regulation concerning Me manufacture, sale, or use of the Products or the end Products of which ale Products may be a part or component and shall provide Buyer with copies of such records as Buyer may require and permit Buyer access to Sellers records to permit Buyer to ascertain Seller's obligation to reimburse Buyer for recall expenses is limited to $500,000 per contract year".

                                                                        REDACTED


         b) Buyer agrees to provide its own fire and other hazard insurance on all Buyers property in storage at Seller's facility and Seller agrees to provide reasonable and adequate physical protection for Buyers property as stated".

20)      TERMINATION CLAUSE
         a) Buyer or Seller shall have the right to terminate this agreement at any time upon ninety (90) days written notice for cause if the Buyer or Seller fails to observe or comply with any other instructions, terms, conditions or warranties applicable to this Agreement or in the event of any proceedings by or against Buyer or Seller in bankruptcy or insolvency or appointment of a receiver or trustee or any assignment for the benefit of creditors.

         b) The breaching party shall have sixty (60) days in which to cure the default, breach, or such reason identified in the notice of termination for cause under paragraph 1. Should the breaching party fail to cure within the sixty (60) day period, this Agreement automatically expires at the end of the ninety
                  (90) day period identified in the Notice of Termination.


NEENAH FOUNDRY COMPANY                    ROCKWELL INTERNATIONAL CORPORATION
By:   _________________________           By:   ____________________________
Title:_________________________           Title:____________________________


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
                                                                        REDACTED

                                                                        REDACTED


                                            ATTACHMENT 1A
                                            DIFF CARRIERS


       PART NUMBER            WEIGHT                4/1/95                4/1/96                4/1/97
       -----------            ------                ------                ------                ------
           *                    *                     *                      *                    *







                                       MISCELLANEOUS PARTS



       PART NUMBER            WEIGHT                4/1/95                4/1/96                4/1/97
       -----------            ------                ------                ------                ------
            *                    *                     *                      *                    *


                                                                        REDACTED

                                                  ATTACHMENT 1B
                                                    DIFF CASES



       PART NUMBER            WEIGHT                4/1/95                4/1/96                4/1/97
       -----------            ------                ------                ------                ------
            *                    *                     *                      *                    *


                                                                        REDACTED

                                        ATTACHMENT 1C

                                        BEARING CAGES



       PART NUMBER             WEIGHT                4/1/95               4/1/96                4/1/97
       -----------             ------                ------               ------                ------

           *                      *                     *                    *                      *


                                                                        REDACTED

                                       ATTACHMENT 1D

                                       BEARING CAPS



       PART NUMBER             WEIGHT                4/1/95                4/1/96               4/1/97
       -----------             ------                ------                ------               ------

           *                      *                     *                    *                      *



                                     STEERING KNUCKLES



       PART NUMBER             WEIGHT                4/1/95                4/1/96               4/1/97
       -----------             ------                ------                ------               ------
           *                      *                     *                    *                      *


                                                                        REDACTED


                                ATTACHMENT II

                                DIFF CARRIERS

              PART NUMBER                                PRICING
              -----------                                -------

                  *                                          *





                                 DIFF CASES

              PART NUMBER                                PRICING
              -----------                                -------


                  *                                          *

                                                                        REDACTED

                                 ATTACHMENT II

                                 BEARING CAGES

             PART NUMBER                                 PRICING
             -----------                                 -------
                  *                                         *






                              MISCELLANEOUS PARTS

             PART NUMBER                                 PRICING
             -----------                                 -------
                  *                                         *









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